                                                                    EXHIBIT A-13


               OFFICE OF THE SECRETARY OF THE STATE OF CONNECTICUT

         I, the Connecticut Secretary of State, and keeper of the seal thereof, DO HEREBY CERTIFY, that

                               SAVAGE-ALERT, INC.
a stock corporation under the Connecticut General Statutes was filed in this office on December 30, 1993. The following comprises a list of amendments changing its name as filed in this office as of the date of this certificate:

Amendments changing the name to

SavageAlert, Inc.

File Date:       August 27, 1998

Effective Date:  August 27, 1998

ENERGYUSA (CONNECTICUT), INC.
File Date:       January 22, 2001
Effective Date:  January 22, 2002
File Time:       08:30 a.m.
Effective Time:  08:30 a.m.
File Time:       08:30 a.m.
Effective Time:  08:30 a.m.

Insofar as the records of this office reveal, the corporation is in existence.

Secretary of the State

                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION
                      Office of the Secretary of the State
       30 Trinity Street/P. O. Box 150470/Hartford, CT 07115-0470/new/1-97



         1.       NAME OF CORPORATION:

                  Savage-ALERT, Inc.

         2.       THE CERTIFICATE OF INFORMATION IS (check A., B. or C):

                  X     A. AMENDED.

                  ______B. AMENDED AND RESTATED.

                  ______C. RESTATED


         3.       TEST OF EACH AMENDMENT/RESTATEMENT;

         *Solved: That Article First of the Certificate of Incorporation of the corporation be amended in its entirety to read as follows

                  "FIRST. The name of the corporation is SavageALERT, Inc."

         The amendment was adopted and approved on July 1, 1998

         4.       VOTE INFORMATION (check A., B. or C.)

                  X     A. The resolution was approved by shareholders as
                           follows:

                           (set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)


         A.       Designation.    Outstanding Shares.          Number of Votes

                  Designation     No. of Outstanding Shares    No. of Votes Entitled      Votes
                                                               To be Cast                 Represented
                  Common                  6,955                       6,995                6,995


    B.       Voting Results

                  Total Number of Undisputed Votes Cast for the Amendment

                               6,955

The number of votes cast for the amendment was sufficient for approval.

             __________    B.       The amendment was adopted by the board of
                                    directors without shareholder action. No shareholder vote was required for adoption.

             __________    C.       The amendment was adopted by the
                                    incorporators without shareholder action. No shareholder vote was required for adoption.


                                  5. EXECUTION


Dated this 17th day of August, 1998

S/s John J. McGuire, President